HF SPECIMEN HF2 Financial Management Inc. SEE REVERSE FOR CERTAIN DEFINITIONS HF CUSIP 40421A 10 4 FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, $.0001 PAR VALUE PER SHARE, OF HF2 FINANCIAL MANAgEMENT INC. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: DELAWARE SEAL 2012 CORPORATE HF2 FINANCIAL MANAGEMENT INC. COUNTERSIGNED AND REGISTERED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY (Jersey City, NJ) TRANSFER AGENT AND REGISTRAR By: AUTHORIZED OFFICER SECRETARY CHAIRMAN THIS CERTIFIES THAT IS THE RECORD HOLDER OF INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CLASS A COMMON STOCK CLASS A COMMON STOCK

of the Class A Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint to transfer the said Stock on the books of the within named Company with full power of substitution in the premises. Dated FOR VALUE RECEIVED hereby sell, assign and transfer unto Attorney Shares PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. TEN COM TEN ENT JT TEN as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT– Custodian (Cust) (Minor) under Uniform Transfers to Minors Act (State) – – – The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. HF2 FINANCIAL MANAGEMENT INC. Additional abbreviations may also be used though not in the above list. NOTICE: SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. X X The holder of this certificate shall be entitled to receive funds from the trust account only in the event of the Company’s redemption of 100% of the shares sold in the Company’s initial public offering upon failure to consummate an initial business combination, if the holder seeks to convert his respective shares upon consummation of such business combination or in connection with a vote to amend certain provisions of the Company’s Amended and Restated Certificate of Incorporation prior to the consummation of an initial business combination. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.